UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):    October 28, 2011

INTERNATIONAL FUEL TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-25367	88-0357508
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

7777 Bonhomme, Suite 1920		63105
St. Louis, Missouri		Zip Code)
(Address of principal executive offices)

(314) 727-3333
(Registrant’s telephone number, including area code)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act.
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.07.                      Submission of Matters to a Vote of Security Holders

On October 28, 2011, International Fuel Technology, Inc. (the “Company”) held its annual meeting of stockholders.  At this meeting, the following directors were elected to the Company’s Board of Directors:  Jonathan R. Burst, Rex Carr, Fer Eren, M.D., Gary Kirk and David B. Norris.  All directors will serve until the Company’s next annual meeting and until their successors shall have been duly qualified and elected.

The votes with respect to each nominee and with respect to the other matters voted on by stockholders at the meeting are set forth below:

Proposal No. 1:

Election of directors:
	For	Withheld	Broker Non-Votes
Jonathan R. Burst	43,001,103	310,206	33,879,108
Rex Carr	43,115,467	165,842	33,879,108
Fer Eren, M.D.	43,137,986	143,323	33,879,108
Gary Kirk	42,926,941	354,368	33,879,108
David B. Norris	43,159,536	121,773	33,879,108

Proposal No. 2:
		For	Against	Abstain
Ratification of the appointment of the Company’s independent registered public accounting firm, BDO USA, LLP, for the fiscal year ending December 31, 2011		76,062,330	392,899	735,188

Proposal No. 3:
		For	Against	Abstain
Approval of an amendment to the Company’s amended articles of incorporation to increase the number of shares of capital stock authorized for issuance from 150,000,000 shares to 250,000,000 shares		64,948,331	12,228,613	13,473

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 1, 2011	INTERNATIONAL FUEL TECHNOLOGY, INC.

	By:	/s/Jonathan R. Burst
	Name:	Jonathan R. Burst
	Title:	Chief Executive Officer